UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2019

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, pursuant to the Exchange Agreement, entered into as of September 25, 2013 and effective as of October 1, 2013 by and among Premier, Inc. (the “Company”), Premier Healthcare Alliance, LP (f/k/a Premier Purchasing Partners, L.P.) (“Premier LP”) and its limited partners (the “Exchange Agreement”), commencing on October 31, 2014, and during each year thereafter, each limited partner will generally have the cumulative right to exchange, on a quarterly basis, a portion of its Premier LP Class B common units (“Class B Units”) for shares of the Company’s Class A common stock (“Class A Stock”), cash or a combination of both, the form of consideration to be at the discretion of the audit and compliance committee of the Company’s board of directors (the “Audit Committee”). For each Class B Unit that is exchanged pursuant to the Exchange Agreement, the limited partner will also surrender one corresponding share of the Company’s Class B common stock (“Class B Stock”), which will automatically be retired.

In connection with the July 31, 2019 quarterly exchange date, the Audit Committee determined to settle all exchanged Class B Units for shares of the Company’s Class A Stock.

On July 31, 2019, in connection with the twentieth quarterly exchange date under the Exchange Agreement, 1,310,771 Class B Units were exchanged for a like number of shares of Class A Stock. In addition, 1,310,771 shares of the Company’s Class B Stock were retired and are no longer outstanding. No additional consideration was paid in connection with the exchange. The shares of Class A Stock were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

For additional information regarding the Exchange Agreement, see “Note 1—Organization and Basis of Presentation—Exchange Agreement” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission on August 23, 2018. A copy of the Exchange Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 7, 2013.

Item 8.01 Other Events.

As a result of the Class B Unit exchange process discussed in Item 3.02 above, the Company, through Premier Services, LLC, the general partner of Premier LP, held a 50.2% sole general partner interest in Premier LP and the limited partners of Premier LP held a 49.8% limited partner interest in Premier LP at July 31, 2019. Correspondingly, at July 31, 2019, the outstanding Class A Stock and Class B Stock represented approximately 50.2% and 49.8%, respectively, of our combined outstanding Class A and Class B common stock. All of our Class B Stock is held beneficially by the limited partners of Premier LP and all of our Class A Stock was held by public investors, which may include limited partners that have received shares of our Class A Stock in connection with previous quarterly exchanges pursuant to the Exchange Agreement.

Since the holders of Class B stock no longer hold more than 50% of the voting power for the election of directors, the Company no longer qualifies for the “Controlled Company” exemption as defined by NASDAQ. As a result, the Company must comply with all general NASDAQ corporate governance guidelines. In anticipation of the change in controlled company status, the Company has been planning for this evolution and expects to comply with all NASDAQ general corporate governance guidelines in a timely manner, including having a majority of independent directors on the Board of Directors within one year.

Forward-Looking Statements

Statements made herein that are not statements of historical or current facts, including, but not limited to, those related to the timing of NASDAQ compliance and board composition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC and made available on the Company’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer

Date: July 31, 2019